GUARANTOR WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS AGREEMENT WITH THE COMPANY, DATED AS OF JANUARY 28, 2008 (THE “SHAREHOLDERS AGREEMENT”), A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

Warrant Number GW- 001	January 28, 2008

This Guarantor Warrant expires 5:00 P.M., New York time on January 28, 2011.

Warrant to purchase up to Two Hundred Ninety-Eight Thousand Two Hundred Ninety-Six (298,296) shares of Common Stock of Movie Star, Inc. (hereinafter, this “Guarantor Warrant”).

FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, Tokarz Investments, LLC, a Delaware limited liability company (the “Initial Holder” and, together with any permitted transferee under this Guarantor Warrant, the “Holder”) is entitled to purchase from Movie Star, Inc., a New York corporation (the “Company”), on the terms and subject to the conditions set forth below, to purchase from the Company at any time during the Exercise Period (as defined below) up to Two Hundred Ninety-Eight Thousand Two Hundred Ninety-Six (298,296) fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company, as the same may be adjusted from time to time pursuant to Section 5 at the Exercise Price (as defined below). This Guarantor Warrant and the shares of Common Stock (as defined below) or other securities issuable upon exercise or exchange of this Guarantor Warrant are subject to the provisions of the Registration Rights Agreement (as defined below) and the Shareholders Agreement. This Guarantor Warrant is issued pursuant to a Standby Purchase Agreement (as amended, the “Standby Purchase Agreement”) dated as of December 18, 2006 among the Company, TTG Apparel, LLC, Tokarz Investments, LLC, Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC) and the Fursa Managed Accounts (as defined below) (the “Guarantors”).

Section 1. Definitions.

“Additional Capital Shares” shall have the meaning set forth in Section 5(c)(i) hereof.

“Aggregate Exercise Price” shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant the Exercise Price multiplied by the total number of shares of Common Stock for which this Guarantor Warrant is being exercised.

“Assignment Notice” shall mean written notice to the Company substantially in the form of the assignment form attached hereto as Exhibit B indicating the person or persons to whom this Guarantor Warrant shall be assigned and the respective number of warrants to be assigned to each assignee.

“Business Day” shall mean any day which is not a Saturday, Sunday or any other day on which banks in New York City, New York are authorized or required by law to close.

“Capital Shares” shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) or assets (upon liquidation of the Company).

“Common Stock” shall mean the common stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

“Company” shall mean Movie Star, Inc., a New York corporation, and its successors and assigns.

“Convertible Securities” shall mean any securities other than Common Stock that are convertible into Common Stock.

“Exercise Date” shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant either (i) the date this Guarantor Warrant, the Exercise Notice and the Aggregate Exercise Price are received by the Company or (ii) the date a copy of the Exercise Notice is sent by facsimile to the Company, provided that this Guarantor Warrant, the original Exercise Notice, and the Aggregate Exercise Price are received by the Company within five (5) Trading Days thereafter and provided further that if this Guarantor Warrant, the original Exercise Notice and the Aggregate Exercise Price are not received within five (5) Trading Days in accordance with clause (ii) above, the Exercise Date for this clause (ii) shall be the date that the Company receives this Guarantor Warrant, the original Exercise Notice and the Aggregate Exercise Price.

“Exercise Notice” shall mean, with respect to any exercise (in whole or in part) of this Guarantor Warrant the exercise form attached hereto as Exhibit A, duly executed by the Holder.

“Exercise Period” shall mean the period beginning on the date hereof and continuing until 5:00 P.M., New York time, on January 28, 2011, at which time this Guarantor Warrant shall expire and be of no further force or effect or represent any rights hereunder.

“Exercise Price” shall mean $1.76 per share of Common Stock, as such price may be adjusted from time to time pursuant to Section 5.

“Fair Market Value” shall mean as of a particular date (i) if the Common Stock is traded on the American Stock Exchange or other national securities exchange, the average daily closing price of the Common Stock (on its principal trading market), rounded to two decimal places, for the thirty (30) Trading Days immediately preceding such date or (ii) if the Common Stock is not publicly traded on an exchange as set forth in the foregoing clause (i), the fair market value per share of Common Stock as determined in good faith by the Company’s board of directors.

“Fursa Managed Accounts” shall have the meaning given to such term in the Standby Purchase Agreement.

“Guarantor Warrant” shall have the meaning set forth in the preamble hereof.

“Guarantor Warrant Shares” shall mean shares of Common Stock issuable by the Company upon the exercise of this Guarantor Warrant and the payment to the Company of the Aggregate Exercise Price.

“Holder” shall mean a person registered as the owner of the Guarantor Warrant.

“Initial Holder” shall have the meaning set forth in the preamble hereof.

“Person” shall have the meaning given to such term in the Standby Purchase Agreement.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated January 28, 2008, between the Company and the Guarantors.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day when the American Stock Exchange, or other applicable national securities exchange, is open for business and all trading on such exchange has not been halted or suspended.

Section 2. Exercise.

(a) Method of Exercise. This Guarantor Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Holder by (i) the surrender of this Guarantor Warrant, the Exercise Notice in the form of Exhibit A attached hereto with signature guaranteed as provided in Section 17Ad-15 of the Securities and Exchange Act of 1934, as amended, and the Aggregate Exercise Price to the Company at the principal office of the Company at the address set forth in Section 10 or (ii) the delivery by facsimile of an executed and completed Exercise Notice to the Company at the principal office of the Company at the address set forth in Section 10 and delivery to the Company at the principal office of the Company at the address set forth in Section 10 within five (5) consecutive Trading Days thereafter of this Guarantor Warrant, the original Exercise Notice and the Aggregate Exercise Price.

(b) Payment of Aggregate Exercise Price. Except in connection with the payment of the Aggregate Exercise Price pursuant to Section 2(c), payment of the Aggregate Exercise Price shall be made by cash, certified or official bank check payable to the order of the

Company or by wire transfer of immediately available funds to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Holder will be notified of the deficiency and shall make payment in that amount within five (5) consecutive Trading Days of such notice. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Holder within three (3) Trading Days of both the receipt of such payment and the knowledge of such excess.

(c) Exercise Without Payment of Aggregate Exercise Price. To the extent permitted under then applicable law, the Holder shall be allowed to exercise this Guarantor Warrant in whole or in part, as the case may be, by surrendering this Guarantor Warrant in accordance with Section 2(a), together with a written notice to the Company specifying that the Holder is exercising this Warrant pursuant to this Section 2(c), and in lieu of paying the amount specified in Section 2(b), such Holder shall receive a number of shares of Common Stock calculated using the following formula, as of the date this Warrant is surrendered:

X =	Y(A-B)
A

Where:	X is:	The number of shares of Common Stock to be issued to Holder;
	Y is:	The number of shares of Common Stock for which this Guarantor Warrant is being exercised (as adjusted to the date of such calculation);
	A is:	The Fair Market Value; and
	B is:	The Exercise Price (as adjusted to the date of such calculation).

(d) Replacement Warrant. In the event that the Guarantor Warrant is not exercised in full, the number of Guarantor Warrant Shares shall be reduced by the number of such Guarantor Warrant Shares for which this Guarantor Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to the Holder a new Guarantor Warrant of like tenor and terms in the name of the Holder or as the Holder may request, reflecting such adjusted number of Guarantor Warrant Shares.

Section 3. Delivery of Stock Certificates.

(a) On the terms and subject to the conditions of this Guarantor Warrant, as soon as practicable after the exercise of this Guarantor Warrant in full or in part, and receipt by the Company of good funds representing the Exercise Price, and in any event within seven (7) Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder lawfully may direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Guarantor Warrant Shares to which the Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise in accordance with the provisions hereof.

(b) This Guarantor Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Guarantor Warrant, in full or in part, would result in the right to acquire any fractional share of Common Stock, then in such event such fractional share shall be considered a whole share of Common Stock and shall be added to the number of Guarantor Warrant Shares issuable to the Investor upon exercise of this Guarantor Warrant.

Section 4. Representations, Warranties and Covenants of the Company.

(a) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Guarantor Warrant and the Guarantor Warrant Shares to the Holder.

(b) The Guarantor Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

(c) The Company has authorized and reserved for issuance to the Holder the requisite number of shares of Common Stock to be issued pursuant to this Guarantor Warrant. The Company at all times shall reserve and keep available, solely for issuance and delivery as Guarantor Warrant Shares hereunder, such shares of Common Stock as from time to time shall be issuable as Guarantor Warrant Shares, and accordingly shall adjust the number of such shares of Common Stock promptly upon the occurrence of any of the events specified in Section 5.

Section 5. Adjustment of the Exercise Price. The Exercise Price and, accordingly, the number of Guarantor Warrant Shares issuable upon exercise of the Guarantor Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a) Reclassification, Consolidation, Merger; Mandatory Share Exchange; Sale Transfer or Lease of Assets; Liquidating Dividends. If the Company, at any time while this Guarantor Warrant is unexpired and not exercised in full, (i) reclassifies or changes its outstanding Capital Shares (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon exercise of this Guarantor Warrant) or (ii) consolidates, merges or effects a mandatory share exchange with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding Capital Shares issuable upon exercise of the Guarantor Warrant) or (iii) sells, transfers or leases all or substantially all of its assets or (iv) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment by the Holder of any additional consideration therefor, amend this Guarantor Warrant or issue a new warrant providing that the Holder shall have rights not less favorable to the Holder than those then applicable to this

Guarantor Warrant and to receive upon exercise under such amendment of this Guarantor Warrant or new warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of this Guarantor Warrant hereunder, the kind and amount of shares of stock or other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, lease, sale or transfer or distribution by the holder of one share of Common Stock issuable upon exercise of the Guarantor Warrant had this Guarantor Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer or distribution and an appropriate provision for the foregoing shall be made by the Company as part of any such event. Such amended Guarantor Warrant or new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges, sales, transfers, leases and distributions.

(b) Subdivision or Combination of Shares; Stock Dividends. If the Company, at any time while this Guarantor Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, combine its Common Stock, pay a dividend in its Capital Shares or make any other distribution of its Capital Shares to the holders of its Capital Shares, then the Exercise Price shall be adjusted, as of the effective date of such subdivision, combination, dividend or other distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution, by a fraction:

(i) the numerator of which shall be the total number of outstanding Capital Shares immediately prior to such subdivision, combination, dividend or other distribution, and

(ii) the denominator of which shall be the total number of outstanding Capital Shares immediately after such subdivision, combination, dividend or other distribution. The provisions of this Section 5(b) shall not apply under any of the circumstances for which an adjustment is made pursuant to Section 5(a).

(c) Anti-dilution Adjustments.

(i) If the Company, at any time while this Guarantor Warrant is unexpired and not exercised in full, shall issue additional Capital Shares or Convertible Securities to a person other than the Holder (the “Additional Capital Shares”), for a consideration per share of Common Stock less than the Exercise Price in effect immediately prior to such issue, the Exercise Price shall be adjusted, as of the date of such issue of the Additional Capital Shares, by multiplying the Exercise Price in effect immediately prior to such issue by a fraction, of which the numerator shall be the total number of outstanding Capital Shares (on a fully diluted basis) plus the number of Capital Shares which the aggregate offering price of the total number of Capital Shares so to be offered (or the aggregate initial conversion price of the Convertible Securities so to be offered) would purchase at the Exercise Price and of which the denominator shall be the total number of outstanding Capital Shares (on a fully diluted basis) immediately after such issue; provided, that in any such case in which additional Convertible Securities are issued, no further adjustments in the Exercise Price shall be made by reason of the subsequent issue of Convertible Securities or Capital Shares upon the conversion or exercise of such Convertible Securities.

(ii) For the purpose of making any adjustments to the Exercise Price of this Guarantor Warrant, “Additional Capital Shares” shall not include: (A) any Capital Shares issued pursuant to options, preferred stock, warrants, or other obligations to issue Capital Shares outstanding on the date hereof, (B) any Capital Shares or other securities that may be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company’s Board of Directors, (C) any Capital Shares and/or options, warrants or other rights issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Company’s Board of Director, (D) any Capital Shares and/or options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Company’s Board of Directors, (E) any Capital Shares and/or options, warrants or other rights issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company or (F) any Capital Shares and/or options, warrants or other rights issued in connection with strategic transactions involving the Company and other entities, including (x) joint ventures, manufacturing, marketing or distribution arrangements or (y) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Company’s Board of Directors. References to Capital Shares in this Section 5(c) shall mean all Capital Shares issued by the Company and all Capital Shares that may be issued upon conversion or exercise of the Convertible Securities.

(iii) The provisions of this Section 5(c) shall not apply under any of the circumstances for which an adjustment is made pursuant to Section 5(a) or Section 5(b).

(d) Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to any provisions of this Section 5, the number of Guarantor Warrant Shares issuable hereunder shall be calculated, to the nearest one hundredth of a whole share, multiplying the number of Guarantor Warrant Shares issuable prior to an adjustment by a fraction:

(i) the numerator of which shall be the Exercise Price before any adjustment pursuant to this Section 5; and

(ii) the denominator of which shall be the Exercise Price after such adjustment.

(e) Notice of Certain Actions. In the event the Company shall, at a time while the Guarantor Warrant is unexpired and outstanding, take any action pursuant to subsections (a) through (d) of this Section 5 that may result in an adjustment of the Exercise Price, the Company shall notify the Holder of such action, if practicable ten (10) days in advance of its effective date, in order to afford to the Holder an opportunity to exercise the Guarantor Warrant prior to such action becoming effective.

(f) Notice of Adjustments. Whenever the Exercise Price or number of Guarantor Warrant Shares shall be adjusted pursuant to this Section 5, the Company shall promptly deliver by facsimile, with the original delivered by express courier service in accordance with Section 10, a certificate, which shall be signed by any officer of the Company, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company’s board of directors made any determination hereunder), and the Exercise Price and number of Guarantor Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment.

Section 6. No Impairment. The Company will not, by amendment of its certificate of incorporation or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Guarantor Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Guarantor Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Guarantor Warrant Shares on the exercise of this Guarantor Warrant.

Section 7. Rights as Stockholder. Prior to exercise of this Guarantor Warrant and except as provided in Section 5, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Guarantor Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

Section 8. Replacement of Guarantor Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Guarantor Warrant and, in the case of any such loss, theft or destruction of the Guarantor Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Guarantor Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Guarantor Warrant of like tenor.

Section 9. Restricted Securities.

(a) Registration or Exemption Required. This Guarantor Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. This Guarantor Warrant and the Guarantor Warrant Shares issuable upon exercise of this Guarantor Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

(b) Legends. Any replacement Guarantor Warrants issued pursuant to Section 2 and any Guarantor Warrant Shares issued upon exercise hereof, shall bear the following legends, which may be removed in accordance with the terms and procedures set forth in the Shareholders Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS AGREEMENT WITH THE COMPANY, DATED AS OF JANUARY 28, 2008, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.”

(c) Assignment. Assuming the conditions of Section 9(a) above regarding registration or exemption have been satisfied, and subject to the restrictions on transfers under the Shareholders Agreement, this Guarantor Warrant shall only be assignable by the Holder to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Holder, any wholly-owned subsidiary of such Holder or any other Person, managed fund or managed client account over which such Holder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, in a private transaction exempt from registration under the Securities Act or other applicable securities laws, as confirmed by an opinion of counsel reasonably acceptable to the Company. The Holder shall deliver a written notice to the Company substantially in the form of the assignment form attached hereto as Exhibit B (the “Assignment Notice”) indicating the person or persons to whom this Guarantor Warrant shall be assigned and the respective number of warrants to be assigned to each assignee, which Assignment Notice shall be countersigned by the assignee(s). The Company shall effect the assignment within ten (10) days of receipt of such Assignment Notice, and shall deliver to the assignee(s) designated by the Holder a Guarantor Warrant or Guarantor Warrants of like tenor and terms for the specified number of shares. No service charge shall be made to the Holder for any exercise, exchange or registration of transfer of a Guarantor certificate, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Guarantor Warrant Shares upon the exercise of the Guarantor Warrants, if any; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any new certificates evidencing the Guarantor Warrants or any certificates for the Guarantor Warrant Shares in a name other than that of the registered Holder upon the exercise of Guarantor Warrants, and the Company shall not be required to issue or deliver such new certificates evidencing the Guarantor Warrants or certificates for Guarantor Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d) Guarantor’s Compliance. Nothing in this Section 9 shall affect in any way the Guarantor’s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

Section 10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), (ii) on the fifth Business Day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below, (iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

if to the Company:

Movie Star, Inc.

1115 Broadway

New York, NY 10010

Attention:	Melvin Knigin
Facsimile:	(212) 213-4925

with a copy (which shall not constitute notice) to:

Cooley Godward Kronish LLP

1114 Avenue of the Americas

New York, NY 10036

Attention:	Scott L. Kaufman, Esq.
Facsimile:	(212) 401-4772

with a second copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 19th Floor

New York, NY 10174

Attention:	Marci J. Frankenthaler
Facsimile:	(888) 225-4764

if to the Holder:

Tokarz Investments, LLC

287 Bowman Avenue

Purchase, NY 10577

Attention:	Michael Tokarz
Facsimile:	(914) 251-1816

with a copy (which shall not constitute notice) to:

Wildman, Harrold, Allen & Dixon LLP

225 W. Wacker Drive, Suite 3000

Chicago, IL 60606

Attention:	John L. Eisel
Facsimile:	(312) 201-2555

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving written notice of such changed address or facsimile number to the other party hereto.

Section 11.   Governing Law and Venue; Waiver of Jury Trial. THIS GUARANTOR WARRANT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Guarantor Warrant and the documents referred to in this Guarantor Warrant, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Guarantor Warrant or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTOR WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH

PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTOR WARRANT, OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTOR WARRANT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTOR WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

Section 12. Severability. If any provision of this Guarantor Warrant or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 13. Miscellaneous. This Guarantor Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Guarantor Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the parties have caused this Guarantor Warrant to be duly executed and delivered as of the date first above written.

MOVIE STAR, INC.
By:	/s/ Melvyn Knigin
Name: Melvyn Knigin Title: Chief Executive Officer

Agreed:

TOKARZ INVESTMENTS, LLC
By:	/s/ Michael Tokarz
Name: Michael Tokarz Title: Manager

EXHIBIT A

EXERCISE FORM

Movie Star, Inc.

The undersigned (the “Registered Holder”) hereby irrevocably exercises the right to purchase _________________ shares of Common Stock of Movie Star, Inc., an entity organized and existing under the laws of the State of New York (the “Company”), evidenced by the attached Guarantor Warrant, and herewith makes payment of $_________ representing the Aggregate Exercise Price with respect to such shares in the form of (i) cash, a certified or official bank check; or (ii) by wire transfer of immediately available funds to the Company’s account at _________________, _________, _________ (Account No.:_________________).

The undersigned requests that stock certificates for such Guarantor Warrant Shares be issued, and a Guarantor Warrant representing any unexercised portion hereof be issued, pursuant to this Guarantor Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

The undersigned hereby represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Guarantor Warrant Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws, and it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Guarantor Warrant Shares, and is capable of bearing the economic risks of such investment. The undersigned understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of Guarantor Warrant Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and the Guarantor Warrant Shares may not be sold or otherwise transferred unless (a) such securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, the undersigned shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The undersigned acknowledges that appropriate restrictive legends will be placed on the certificate or certificates representing the Guarantor Warrant Shares that will be issued pursuant to this Guarantor Warrant and that the Guarantor Warrant Shares will be subject to the restrictions on transfers set forth in the Shareholders Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Guarantor Warrant.

Dated:

Signature of Registered Holder

Name of Registered Holder (Print)

Address

NOTICE

The signature on the foregoing Exercise Form must correspond to the name as written upon the face of the attached Guarantor Warrant in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed in the manner provided in Section 17Ad-15 of the Securities and Exchange Act of 1934, as amended.

EXHIBIT B

ASSIGNMENT

(To be executed by the registered Holder (the “Registered Holder”) desiring to transfer the Guarantor Warrant, in whole or in part.)

FOR VALUED RECEIVED, the undersigned Registered Holder of the attached Guarantor Warrant hereby sells, assigns or transfers unto the person(s) named below (the “Assignee”) the right to purchase _________________ shares of the Common Stock of Movie Star, Inc. evidenced by the attached Guarantor Warrant and does hereby irrevocably constitute and appoint _________________ (attorney) to transfer the number of shares specified of the said Guarantor Warrant on the books of the Company, with full power of substitution in the premises.

The undersigned Registered Holder represents and warrants to the Company that it has complied with all the transfer requirements set forth under this Guarantor Warrant and the Shareholders Agreement and that the Assignee is either an Affiliate (as defined in Rule 12b-2 under the Exchange Act) of the undersigned or a Person, managed fund or managed client account over which such the undersigned or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights.

The undersigned Registered Holder requests that such Guarantor Warrant be issued, and a Guarantor Warrant representing any unsold, unassigned or non-transferred portion hereof be issued, pursuant to this Guarantor Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

The undersigned Assignee hereby represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Guarantor Warrant for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws, and it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Guarantor Warrant, and is capable of bearing the economic risks of such investment. The undersigned Assignee understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of the Guarantor Warrant and the Guarantor Warrant Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and the Guarantor Warrant and the Guarantor Warrant Shares may not be sold or otherwise transferred unless (a) such securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, the undersigned Assignee shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The undersigned Assignee acknowledges that appropriate restrictive legends will be placed on the certificate or certificates representing the Guarantor Warrants and the Guarantor Warrant Shares that will be issued pursuant to this Guarantor Warrant and that the Guarantor Warrant and the Guarantor Warrant Shares will be subject to the restrictions on transfers set forth in the Shareholders Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Guarantor Warrant.

Dated:

Signature of Registered Holder

Name of Registered Holder (Print)

Signature of Assignee

Name of Assignee (Print)

Address of Assignee (including zip code number)

NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of the attached Guarantor Warrant in every particular, without alteration or enlargement or any change whatsoever.